UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 2, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement with Academy Medical, LLC.

On May 2, 2016, EnteroMedics Inc. (the “Company”) entered into an exclusive federal government business channel sales agreement (the “Sales Agreement”), effective as of April 25, 2016, with Academy Medical, LLC (“Academy”) to sell vBloc Neurometabolic Therapy delivered via the Maestro Rechargeable System (the “Product”) to federal government entities, including U.S. Department of Defense (the “DoD”) and U.S. Department of Veterans Affairs (the “VA”) medical facilities. The Sales Agreement has an initial term of one year and renews automatically for successive one year terms, unless terminated earlier, as described below.

Pursuant to the Sales Agreement, the Company appoints Academy as the exclusive representative for purposes of receiving and processing orders to sell the Product to Federal Government entities. Academy must acquire and maintain appropriate contracts to facilitate the sale of the Product to Federal Government entities, including, but not limited to, contract vehicles with the DoD and the VA.

Either party may terminate the Sales Agreement upon written notice of any material default in the performance of the terms of the Sales Agreement which the defaulting party fails to remedy or is unable to remedy. The Sales Agreement also may be terminated by either party upon written notice for certain events, including insolvency, bankruptcy or dissolution or if either party is suspended or barred from federal contracting programs. Additionally, the Company may terminate the Sales Agreement at any time by providing written notice 60 days prior to the expiration of a term, and Academy may terminate the Sales Agreement upon 180 days’ prior written notice. If the Company terminates the Sales Agreement without Cause (as defined in the Sales Agreement), it must pay a fee equal to ten percent of the gross sales under the Sales Agreement in the preceding twelve months.

On May 2, 2016, the Company issued a press release announcing the Sales Agreement. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Note Purchase Agreement.

On May 2, 2016, the Company entered into an amendment (the “Amendment”) with each of the buyers (the “Buyers”) party to the securities purchase agreement (the “Purchase Agreement”), dated November 4, 2015, between the Company and the Buyers. Pursuant to the Amendment, the Company and the Buyers agreed to divide the scheduled third of the three closings of the Company’s senior convertible note and warrant offering (the “Offering”) into two separate closings, one of which occurred immediately after the execution of the Amendment (the “Third Closing”), and one of which will occur sixty days after the Third Closing (the “Fourth Closing”), subject to the satisfaction or waiver of certain closing conditions. Prior to the execution of the Amendment, the Offering’s third closing would have consisted of the Company issuing and selling 7% senior convertible notes due 2017 (“Notes”) with an aggregate principal amount of $12.5 million to the Buyers, along with warrants initially exercisable for 979,368 shares at an exercise price of $4.65 per share. After entering into the Amendment, the Company will now issue Notes with an aggregate principal amount of $6.25 million to the Buyers at each of the Third Closing and the Fourth Closing, along with warrants initially exercisable for 489,684 shares at an exercise price of $4.65 per share at the Third Closing, and warrants initially exercisable for 489,682 shares at an exercise price of $4.65 per share at the Fourth Closing.

The foregoing description of the Amendment is qualified in its entirety by reference to the Form of Amendment No. 1attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2016, EnteroMedics Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2016 and recent corporate highlights. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.3 hereto is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota. Mark B. Knudson, Ph.D., Chairman of the Board of Directors of the Company, presided. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) and mailed to stockholders on April 1, 2016:

Proposal 1:

The Company’s stockholders elected two Class III directors to hold office until the 2019 annual meeting and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Based on the following results of voting, each of the Class III directors was re-elected:

	Votes For	Votes Withheld	Broker Non-Votes
Mark B. Knudson, Ph.D.	1,487,737	1,147,101	3,735,468
Nicholas L. Teti, Jr.	1,746,390	888,448	3,735,468

Proposal 2:

The Company’s stockholders voted on a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,481,935	1,134,159	18,744	3,735,468

Proposal 3:

The Company’s stockholders approved an amendment to the Amended and Restated 2003 Stock Incentive Plan to allow for a one-time stock option exchange program, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,525,013	1,092,840	16,985	3,735,468

Proposal 4:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstentions
5,568,582	693,047	108,677

Item 8.01	Other Events.

At the Third Closing, which occurred on May 2, 2016 after the execution of the Amendment, the Company issued and sold Notes with an aggregate principal amount of $6.25 million to the Buyers, along with warrants initially exercisable for 489,684 shares at an exercise price of $4.65 per share. The Company received aggregate gross proceeds of $6.25 million at the Third Closing.

As previously disclosed on the Company’s Current Reports on Form 8-K filed with the SEC on November 9, 2015 and January 13, 2016, the First Closing and the Second Closing of the Offering occurred on November 9, 2015 and January 11, 2016, respectively. Pursuant to the Purchase Agreement, as amended, the fourth and final closing will take place 60 days after the Third Closing, subject to the satisfaction or waiver of certain closing conditions. Further information on the terms of the Offering can be found on the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2015.

On May 3, 2016, the Company issued a press release announcing the Amendment and the Third Closing. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 1 to the Securities Purchase Agreement dated November 4, 2015, between the Company and the buyers listed therein.

99.1	Press Release dated May 2, 2016 regarding the Sales Agreement.

99.2	Press Release dated May 3, 2016 regarding the Third Closing.

99.3	Press Release dated May 5, 2016 regarding the 2016 First Quarter Financial Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: May 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 1 to the Securities Purchase Agreement dated November 4, 2015, between the Company and the buyers listed therein.

99.1	Press Release dated May 2, 2016 regarding the Sales Agreement.

99.2	Press Release dated May 3, 2016 regarding the Third Closing.

99.3	Press Release dated May 5, 2016 regarding the 2016 First Quarter Financial Results.